Exhibit 10.4

CVB FINANCIAL CORP.

2018 EQUITY INCENTIVE PLAN

FORM OF NOTICE OF GRANT

AND

RESTRICTED STOCK UNIT AGREEMENT

You have been granted Restricted Stock Units (“RSUs”) with respect to the number of shares of common stock of CVB Financial Corp, (the “Company”) set forth below (“Shares”), subject to the terms and conditions of the CVB Financial Corp. 2018 Equity Incentive Plan (“Plan”), and this Notice of Grant and Restricted Stock Unit Agreement including the attachments hereto (collectively, “Notice and Agreement”). Unless otherwise defined in the Notice and Agreement, terms with initial capital letters shall have the meanings set forth in the Plan.

Participant:

Address:

Number of Shares subject to RSUs Granted:

Grant Date:	[ ], 20

Period of Restriction, Vesting of RSUs and Delivery of Shares (see Sections 2 and 3 of attached Restricted Stock Unit Agreement)

The Period of Restriction, during which the RSUs shall vest, shall be for a period of                              years following the Grant Date. The RSUs shall vest as to the following numbers of Shares and on the following schedule (Vesting Dates):

                              Shares on [date no earlier than one year after Grant Date]

                              additional Shares on [date]
                             additional Shares on [date]
                             additional Shares on [date]

By signing below, you accept this grant of RSUs and you hereby represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

AGREED AND ACCEPTED:

Signature:
Print Name:

CVB FINANCIAL CORP.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.            Grant of Restricted Stock Units. The Company has granted to you Restricted Stock Units (“RSUs”) with respect to the number of Shares specified in the Notice of Grant on the preceding page (“Notice of Grant”), subject to the following terms and conditions. In consideration of such grant, you agree to be bound by such terms and conditions, and by the terms and conditions of the Plan.

2.            Period of Restriction. During the Period of Restriction specified in the Notice of Grant, the RSUs shall not be vested and the Participant shall have no rights to or with respect to the Shares subject to the RSUs. The Period of Restriction shall expire and the RSUs shall lapse as to the Shares in the amount(s) and on the date(s) specified in the Notice of Grant (each, a “Vesting Date”); provided, however, that no RSUs shall vest on any Vesting Date if the Participant has ceased Continuous Status as an Employee, Consultant or Director on or prior to such date.

3.            Delivery of Shares. As soon as reasonably practicable following each Vesting Date, or any other vesting event specified herein or in the Plan, but in no event later than the 15th day of the third month following the later of the Company’s or the Participant’s tax year end of the year in which the Vesting Date or vesting event occurs, the Company shall cause to be delivered to the Participant the number of Shares then vesting in accordance with the provisions of this Agreement. No fractional Shares shall be delivered to the Participant.

4.            Restriction on Transfer. Neither the RSUs nor any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way other than by will or the laws of descent and distribution or pursuant to a “domestic relations order” (as defined in Code Section 414(p)(1)(B)). In addition, as a condition to any transfer of Shares issued with respect to RSUs that have vested, the Company may, in its discretion, require: (i) that the Shares shall have been duly listed upon any national securities exchange or automated quotation system on which the Company’s common stock may then be listed or quoted; (ii) that either (a) a registration statement under the Securities Act of 1933, as amended (“Securities Act”) with respect to the Shares shall be effective, or (b) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under the Securities Act and the Participant shall have entered into agreements with the Company as reasonably required; and (iii) fulfillment of any other requirements deemed necessary by counsel for the Company to comply with Applicable Law.

5.            Restrictive Covenants. Participant shall not, for a period of twelve (12) months following the termination of his or her employment by (or other business relationship with) the Company or any of its affiliates:

(a)            directly or indirectly (i) Solicit or assist any other individual or entity in Soliciting any Customer or Prospective Customer for the purpose of performing or providing any financial or banking services that a national banking association, bank holding company, state bank, savings and loan association, or other regulated financial institution is permitted by law to conduct or furnish (“Banking Services”) as of the date of Participant’s termination of employment (or other business relationship) by using any Confidential Information (as defined in Section 6(a) below); or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship and/or agreement between the Company or any of its affiliates and a Customer or Prospective Customer by using any Confidential Information; or

(b)            directly or indirectly Solicit, or assist any other individual or entity in Soliciting any person then currently employed by (or in a business relationship with) the Company or its affiliates, or any person employed by (or in a business relationship with) the Company, its affiliates and/or their predecessors within twelve (12) months of the end of Participant’s employment (or other business relationship) with the Company or its affiliates, to terminate his, her business relationship, employment, or other association with the Company or its affiliates.

(c)            For purposes of this Notice and Agreement:

(i)            “Customer” shall mean any person, firm, corporation or other organization for whom the Company, its affiliates and/or their predecessors provided Banking Services within a 12-month period before or after the date on which Participant’s employment (or other business relationship) with the Company or its affiliates terminated.

(ii)            “Prospective Customer” shall mean any person, firm, corporation or other organization with whom the Participant has had any negotiations or discussions regarding the possible performance of Banking Services on behalf of the Company or its affiliates within the twelve (12) months preceding the termination of the Participant’s employment (or other business relationship) with the Company.

(iii)            “Solicit” shall mean to have any direct or indirect communications of any kind whatsoever, which invites, advises, encourages or requests that any person or entity take or refrain from taking any action in any manner.

(d)            The obligations set forth in this Section 5 shall survive the termination of Participant’s employment (or other business relationship) and expiration of the term of this Notice and Agreement.

6.            Property Rights, Confidential Information and Trade Secrets of the Company.

(a)            Participant understands that in the course of Participant’s employment with the Company or its affiliates, Participant will or may have access to and become informed of confidential, proprietary and/or trade secret information concerning the Company or its affiliates that is not generally known to the public or the competitors of the Company or its affiliates (collectively referred to as “Confidential Information”) including but not limited to:

(i)            Information regarding the Company’s and/or its affiliates’ general business operations (including, without limitation, financial information, business plans, organizational structure, policies, strategic planning, sales, marketing strategies, distribution methods, data processing and other systems, personnel policies and compensation plans and arrangements);

(ii)            Information prepared or compiled by the Company or its affiliates regarding its Customers or Prospective Customers (including, without limitation, information contained in account analysis reports and credit memoranda, deposit and account activity information, lending terms and rates offered to specific Customers and/or Prospective Customers of the Company or its affiliates, loan agreements, commitment letters, audit information, and information relating to Banking Services offered by the Company or its affiliates to Customers);

(iii)            Information, knowledge, formulas, or data of a technical nature (including, without limitation, methods, know-how, processes, discoveries, or research projects);

(iv)            Information, knowledge or data relating to future developments (including, without limitation, research and development, future marketing or merchandising);

(v)            Any and all Customers and Prospective Customers’ names, addresses and other contact information (such as telephone numbers and e-mail addresses), Customer preferences and accounts, lists, suppliers lists and advertising lists of the Company or its affiliates; and

(vi)            Any and all employee lists, employee identities, directories and information (including but not limited to information regarding employees’ salaries, commissions and other benefits, levels of knowledge, performance, experience and expertise, strengths and weaknesses, and special talents).

(b)            Participant understands and agrees that such Confidential Information constitutes a valuable competitive asset of the Company and its affiliates and that it is and shall remain the exclusive property of the Company and/or its affiliates.

(c)            Participant understands and agrees that, except in the course of Participant’s regular authorized duties on behalf of the Company or its affiliates, Participant will keep all Confidential Information in strict confidence during the term of Participant’s employment with the Company or its affiliates and thereafter, and Participant will never directly or indirectly make known, divulge, reveal, furnish, make available, disclose, or use any Confidential Information, whether prepared by Participant or otherwise coming into Participant’s possession, custody, or control.

(d)            The obligations set forth in this Section 6 will survive the termination of Participant’s employment (or other business relationship) and any expiration of the term of this Notice and Agreement.

7.            Injunctive Relief. Participant understands and agrees that the breach or threatened breach of the agreements contained in Sections 5 and 6 (the “Restrictive Covenants”), above, would give rise to irreparable injury to the Company and/or its affiliates which injury would be inadequately compensable in money damages. Accordingly, the Company and/or its affiliates may seek and obtain a restraining order and/or injunction prohibiting the breach or threatened breach of the Restrictive Covenants, in addition to and not in limitation of any other legal remedies which may be available. Participant further understands and agrees that the covenants set forth in the Restrictive Covenants are necessary for the protection of the Company’s and/or its affiliates’ legitimate business interests and are reasonable in scope and content.

8.            Shareholder Rights; Dividend Equivalents. The Participant shall have no rights as a shareholder of the Company with respect to any Shares subject to the RSUs until the RSUs have vested and the Shares have been issued to the Participant. No adjustment shall be made for ordinary or extraordinary dividends (whether in currency, securities or other property), distributions, or other rights (including, but not limited to, the right to vote) for which the record date is prior to the date such Shares are issued, except as provided in the Plan. [However, the Participant shall be paid dividend equivalents with respect to the RSUs equal to any ordinary dividends paid on Shares from the date of grant of the RSUs through the date Shares are issued, which dividend equivalents shall be paid in the same form of payment (cash or Shares) as ordinary dividends are paid to shareholders of record during such period.] If, from time to time prior to the Vesting Date, there is (i) any extraordinary stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Participant may become entitled by reason of the RSUs shall be immediately subject to the terms of this Notice and Agreement and included thereafter as “Shares” subject to this Notice and Agreement.

9.            Legends. The share certificate evidencing the Shares, if any, issued pursuant to the RSUs granted hereunder shall bear appropriate legends for compliance with applicable federal and state securities laws.

10.            U.S. Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of receiving RSUs and the transactions contemplated by this Notice and Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Notice and Agreement. The Participant understands that under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Participant will be taxed as ordinary income on the fair market value of the Shares received upon vesting of the RSUs as of the Vesting Date.

11.            Compliance with Other Laws and Regulations. Notwithstanding anything to the contrary in this Notice and Agreement, the grant and exercise of RSUs hereunder, and the obligation of the Company to sell and deliver shares under such RSUs, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required including the rules and regulations of the Securities and Exchange Commission and the rules of any exchange or any quotation system on which the Company’s common stock may then be listed. Without limitation of the foregoing, Participant agrees and acknowledges that the sale of the shares underlying such RSUs, shall be made in compliance with the Company’s then applicable Insider Trading Policy and all other applicable federal and state securities laws. The Company shall not be required to issue or deliver any certificates for shares of its common stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

12.            General.

(a)            This Notice and Agreement shall be governed by and construed under the laws of the State of California and applicable federal law. The Notice and Agreement and the Plan, which is incorporated herein by reference, represents the entire agreement between the parties with respect to the Restricted Stock Units granted to the Participant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice and Agreement, the terms and conditions of the Plan shall prevail. To the extent that Participant has entered into any agreement to arbitrate claims with the Company, such agreement to arbitrate claims, which is incorporated herein by reference, shall apply to any and all disputes between Participant and the Company arising out of or relating to the Notice and Agreement and the Plan.

(b)            Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of this Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with an international courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the addresses set forth in the Notice of Grant, or such other address as a party may request by notifying the other in writing.

(c)            The rights of the Company under this Notice and Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Participant under this Notice and Agreement may only be assigned with the prior written consent of the Company.

(d)            The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Notice and Agreement.

(e)            PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE RESTRICTED STOCK UNITS AND ANY SHARES TO BE DELIVERED PURSUANT TO THIS AGREEMENT SHALL BE EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE, CONSULTANT OR DIRECTOR, AND NOT THROUGH THE ACT OF BEING HIRED, APPOINTED OR OBTAINING RESTRICTED STOCK UNITS HEREUNDER.

#####

CONSENT OF SPOUSE

I,                                 , spouse of                                 , have read and approve the foregoing Notice of Grant and Restricted Stock Unit Agreement (the “Notice and Agreement”). In consideration of the Company’s grant to my spouse of the Restricted Stock Units for Shares of CVB Financial Corp. as set forth in the Notice and Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Notice and Agreement and agree to be bound by the provisions of the Notice and Agreement insofar as I may have any rights in said Notice and Agreement, the Restricted Stock Units or any Shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state or country of our residence as of the date of the signing of the foregoing Notice and Agreement.

Dated:	, 20

Signature of Spouse

Print Name: